UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011
__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.2	Termination of a Material Definitive Agreement

Christopher J. Ryan, CEO of Lakeland Industries, Inc. (“Lakeland”) announced that by notice dated July 12, 2011 from E.I. du Pont de Nemours and Company (“DuPont”) to Lakeland, the DuPont Wholesaler Agreement dated January 1, 2011 (“Agreement”) between DuPont and Lakeland has been terminated.  The termination was made, without payment of any penalty, pursuant to a provision in the Agreement under which either party could terminate the Agreement, which had a one year term from January 1, 2011 to December 31, 2011, upon 60 days prior notice for any reason.

As a result, DuPont will only fulfill orders for the purchase from DuPont of finished garments containing Tyvek® and Tychem® that can be fulfilled prior to September 10, 2011.

DuPont did not respond to requests for an explanation for the termination.

Item 9.01	Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits. The following exhibit is being furnished herewith:
  99.1 Press Release dated July 15, 2011 titled, “Lakeland Industries Announces Termination of DuPont Licensing Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.
Date: July 15, 2011

/s/ Christopher J. Ryan Christopher J. Ryan President & CEO